Exhibit 16

POWER OF ATTORNEY

The undersigned constitutes each of Michael G. Clarke, Christopher O. Petersen, Paul B. Goucher, Michael E. DeFao, Ryan C. Larrenaga, Joseph D’Alessandro, Megan E. Garcy, Mary C. Moynihan and Gwendolyn A. Williamson, individually, as my true and lawful attorney, with full power to each of them to sign for me and in my name, in my capacity as a trustee of Columbia Acorn Trust, the following registration statements on Form N-14 and any and all amendments thereto filed with the Securities and Exchange Commission in connection with the acquisition of the assets and the assumption of the liabilities by the indicated series of Columbia Acorn Trust of the indicated series of the investment companies indicated below:

Selling Fund	Buying Fund
Columbia Acorn Select, a series of Columbia Acorn Trust	Columbia Acorn Fund, a series of Columbia Acorn Trust

Columbia Acorn Emerging Markets Fund, a series of Columbia Acorn Trust	Columbia Acorn International, a series of Columbia Acorn Trust

Columbia Select International Equity Fund, a series of Columbia Funds Series Trust	Columbia Acorn International Select, a series of Columbia Acorn Trust

This Power of Attorney authorizes the above individuals to sign the undersigned’s name and will remain in full force and effect until specifically rescinded by the undersigned.

The undersigned specifically permits this Power of Attorney to be filed, as an exhibit to any such registration statement on Form N-14 or any amendment thereto, with the Securities and Exchange Commission.

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Dated: the 6th day of February, 2020

/s/ Laura M. Born	Chair of the Board
Laura M. Born

/s/ David J. Rudis	Vice Chair of the Board
David J. Rudis

/s/ Maureen M. Culhane	Trustee
Maureen M. Culhane

/s/ Margaret M. Eisen	Trustee
Margaret M. Eisen

/s/ John C. Heaton (signed February 7, 2020)	Trustee
John C. Heaton

/s/ Charles R. Phillips	Trustee
Charles R. Phillips